Exhibit 10.23

Notice: certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.	1 of 28
FOIA NOTICE: This document contains Express Scripts, Inc. proprietary information and/or data. Recipient, by accepting this document, agrees that it will not duplicate, use, or disclose-in whole or in part-this document, or the information contained therein, or any part thereof to others for any other purpose except as specifically authorized in writing by Express Scripts, Inc. EXEMPT FROM PUBLIC DISCLOSURE: Information contained herein is confidential information of Express Scripts, Inc. and is exempt from public disclosure under 5 U.S.C. §552(b). Do not disclose outside of the recipient organization of the United States Government.
NO ALTERATIONS TO THIS DOCUMENT SHALL BE BINDING UNLESS INITIALED BY DULY AUTHORIZED REPRESENTATIVES OF PROVIDER AND ESI.
EXPRESS SCRIPTS, INC. PHARMACY PROVIDER AGREEMENT
THIS EXPRESS SCRIPTS, INC. PHARMACY PROVIDER AGREEMENT (the “Agreement”) is made and entered into as of the Effective Date (as defined in Section 1.2), by and between Express Scripts, Inc., a Delaware corporation, on behalf of itself and Medco Health Solutions, Inc. (together, “ESI”) and MedAvail Pharmacy INC. dba APM Pharmacy, NCPDP# 0361725, a corporation organized under the laws of the state of Arizona (the “Provider”). As required by the New York State Department of Health, solely with respect to services rendered in the state of New York under this Agreement to any Member of any Prescription Drug Program offered by a Sponsor, as such capitalized terms are herein defined, which is certified as a managed care organization under Article 44 of the New York State Public Health Law, Diversified NY, IPA, Inc. ("IPA"), a corporation and wholly-owned subsidiary of Express Scripts, Inc. (together with IPA, "ESI"), shall be a party to this Agreement.
RECITALS
WHEREAS, ESI administers and manages Prescription Drug Programs for its Sponsors (as defined in Sections 1.5 and 1.9 of this Agreement, respectively), which programs include claims administration, mail service dispensing and other pharmacy benefit management services; and
WHEREAS, in order to fulfill its service obligation to its Sponsors, ESI maintains a variety of pharmacy networks; and
WHEREAS, Provider desires to participate in one or more of ESI’s pharmacy networks to provide pharmacy services to eligible Members (as defined in Section 1.3), all in accordance with and subject to the terms and conditions set forth in this Agreement and the Provider Manual.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ESI and Provider hereby agree as follows:
TERMS AND CONDITIONS
1.DEFINITIONS. As used in this Agreement, and as set forth in the Provider Manual, each of the following terms (and the plural thereof, when appropriate) shall have the meaning set forth herein, except where the context makes it clear that such meaning is not intended:
1.1“Affiliate” means, as to either party: (a) any division of a party other than the division(s) with direct responsibility for carrying out the party’s obligations under this Agreement, and (b) any corporation or other entity which, directly or indirectly, through one or more intermediaries, controls (i.e., possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract, or otherwise), is controlled by, or is under common control with such party.
1.2“Effective Date” shall mean the date upon which ESI executes this Agreement as set forth on the signature page of this Agreement.
1.3“Member(s)” means a subscriber and his or her eligible dependents to which benefits are available pursuant to a Prescription Drug Program.
1.4“Pharmacy” or “Pharmacies” means the pharmacy or pharmacies listed on Exhibit B, attached hereto and incorporated herein by this reference, which are owned or operated by Provider, licensed by the appropriate state board of pharmacy and other applicable regulatory authorities, meets the definition of Retail Provider (as
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defined in Section 1.8) and has been approved by ESI to provide services hereunder. For the purposes of this Agreement, "Pharmacy" or "Pharmacies" shall include any stand-alone, self-contained machine(s), apparatus(es), booth(s), stand(s), or such other similar structure(s) owned or operated by Provider and used for the purpose of dispensing Covered Medication(s) to member(s) ("Pharmacy Kiosk(s)"). If Provider owns or controls more than one Pharmacy, then Provider shall cause all such Pharmacy(ies) to provide services to Members in accordance with this Agreement and to be bound by and comply with all of the provisions set forth herein and in the Provider Manual. “Provider" and “Pharmacy” are used interchangeably in this Agreement.
1.5“Prescription Drug Program” means any group or individual plan, policy, agreement or other arrangement sponsored, issued, or administered by a Sponsor, which includes pharmacy services or benefits related to utilization of pharmaceutical products and any Formulary. Sponsor may amend its Prescription Drug Program at any time, in its sole discretion, and such amendment shall not require the consent of Provider.
1.6“Provider Certification” shall mean the information form completed by Provider (and each of its Pharmacies) prior to the Effective Date of this Agreement and updated by Provider (and its Pharmacies, as applicable) as information therein changes as more specifically described in Section 2.2.b.
1.7“Provider Manual” shall mean the written handbook describing the practices, rules, operational requirements and policies and procedures established by ESI for Provider (and its Pharmacies) regarding their provision of Covered Medications to Members. It shall be the Provider’s responsibility to check for any updates to the Provider Manual. The Provider Manual may be revised from time to time by ESI in its sole discretion. Provider's failure to comply with any of the provisions of the Provider Manual shall be considered a breach of this Agreement. ESI’s Provider Manual may be obtained at: http://www.express-scripts.com/services/pharmacists/.
1.8“Retail Provider” shall mean a pharmacy that primarily fills and sells prescriptions via a Pharmacy Kiosk or a retail, storefront location, is determined by ESI to fulfill an ESI business need with respect to participation in its retail network(s), and meets such other criteria established by ESI from time to time including any specific needs of a population, as determined by ESI in its sole discretion. “Retail Provider” shall not include mail order, specialty, home infusion, dispensing physician, or Internet pharmacies or such other provider types that do not meet ESI’s Retail Provider criteria established from time to time.
1.9“Sponsor” means any contracted client of ESI related to a Prescription Drug Program.
2.SERVICES AND OBLIGATIONS OF PROVIDER.
2.1Verification of Eligibility. Provider shall verify the eligibility of Members utilizing ESI’s current online system or other method(s) approved by ESI and set forth in the Provider Manual. ESI shall have the right to reverse any claim submitted by Provider and offset such amount owed against any amount owing to Provider by ESI for any claim improperly submitted by Provider wherein Provider failed to correctly check an individual’s eligibility or verify that the prescription was issued in accordance with applicable laws, rules and regulations.
2.2Dispensing; Standard of Services; Credentialing and Recredentialing.
2.2.aGenerally. In addition to the provisions of Section 2.7 of the Agreement, Provider shall provide services hereunder, including the dispensing of Covered Medications: (i) under the supervision of a licensed pharmacist; (ii) in accordance with all applicable laws, rules and regulations; (iii) in accordance with the applicable Prescription Drug Program; (iv) in accordance with ESI’s online messaging that such Provider or Pharmacy receives from ESI; (v) in accordance with this Agreement, ESI’s current policies and procedures, the Provider Manual, and any quality assurance program(s); (vi) the design and Formulary applicable to the specific Prescription Drug Program; (vii) in accordance with the professional standards prevailing in the community at the time such services are rendered; and (viii) not engaging in any conduct that would jeopardize the health, welfare or safety of any Member.
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2.2.bCredentialing and Recredentialing.
2.2.b.1Generally. Provider and its Pharmacies shall be eligible to provide services hereunder, including dispensing Covered Medications, only upon satisfaction of any credentialing/recredentialing and additional requirements imposed by ESI, including, subject to subsection 2.2.b.3, the provision of timely written notice with any updates to the Provider Certification, as further described in the Provider Manual.
2.2.b.2Credentialing. The Provider set forth in the opening paragraph of this Agreement shall be eligible to provide services hereunder, including dispensing Covered Medications, only upon satisfaction of any credentialing/recredentialing and additional requirements imposed by ESI, including the provision of timely written notice with any updates to the Provider Certification set forth in Exhibit C. Failure to provide timely updated information to the Provider Certification or to comply with any other credentialing/recredentialing requirements required by ESI from time to time shall constitute a breach of this Agreement and ESI may terminate Provider in accordance with the provisions of Section 4.2.b or 4.2.c of this Agreement, in ESI's sole discretion.
2.2.b.3Delegation. Upon satisfaction of the Credentialing requirements set forth in Section 2.2.b.2, for each additional Pharmacy added under this Agreement, Provider shall complete, or cause a representative of each Pharmacy to complete and return to Provider, who will on a timely basis return to ESI, all credentialing and recredentialing materials required by ESI from time to time, including the Provider Certification set forth in Exhibit C, attached hereto and incorporated herein by this reference. In lieu of Provider completing, or causing each Pharmacy to complete and return the Provider Certification, Provider may, at its option, represent and warrant to ESI that it collects and maintains in its own format, on behalf of its Pharmacies, all of the information required by the Provider Certification by completing Exhibit D, “Provider Credentialing Representations and Warranties,” attached hereto and incorporated herein by this reference, on a timely basis. Notwithstanding any of the foregoing, Provider shall maintain such credentialing/recredentialing information in a readily retrievable format. Subject to all other conditions of acceptance, the parties acknowledge and agree that no Pharmacy shall be able to participate in any ESI network until such Provider Certification form or Exhibit D, as applicable, is received, accepted and approved by ESI. Provider shall be required to obtain up-to-date information on each Pharmacy and must update the Provider Certification annually either by: (i) requesting that each Pharmacy complete a new Provider Certification and remit the same to Provider, who will forward the same to ESI; or (ii) Provider re-executing the Provider Credentialing Representations and Warranties form set forth in Exhibit D and providing the same to ESI. Notwithstanding the immediately preceding sentence, in the event there is any change to the information contained in the Provider Certification relating to Provider or any Pharmacy, Provider shall provide timely written notice of such change(s) to ESI. An executed Exhibit D shall be the parties’ written agreement for the Provider to collect and maintain the information contained in the Provider Certification for each Pharmacy. In the event the Provider is responsible for maintaining credentialing and recredentialing information, including the Provider Certifications or the information contained therein, Provider acknowledges and agrees to provide a copy of the same to ESI within two (2) days of any request made by ESI.
2.2.b.4New Pharmacy Locations Added. Notwithstanding the foregoing, as new Pharmacies are added to Provider (vis-à-vis, an updated Exhibit B), the parties acknowledge and agree that a Pharmacy shall not be considered participating under this Agreement until ESI has received written notice in substantially the same form as the notice set forth in Exhibit E, attached hereto and incorporated herein by this reference, from the Provider that a new Pharmacy has been added, it has received the Pharmacy’s Provider
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Certification (or the equivalent information) and the representations and warranties in Exhibit D are applicable to such new Pharmacy and ESI has accepted and approved such Pharmacy for participation.
2.2.b.5Failure to Comply. Failure to provide timely updated information to the Provider Certification or to comply with any other credentialing/recredentialing requirements required by ESI from time to time shall constitute a breach of this Agreement and ESI may terminate Provider or any Pharmacy in accordance with the provisions of Section 4.2.b or 4.2.c of this Agreement, in ESI’s sole discretion. For purposes of this Section 2.2.b, “timely” shall mean within ten (10) days of the request for recredentialing or any change in information.
2.3Claims Submission and Processing.
2.3.aSubmission. Claims shall be submitted for eligible Members only. Provider shall submit each prescription drug claim to ESI in the most current NCPDP format for processing and payment as set forth in this Agreement and in the Provider Manual.
2.3.bTiming Requirements. Unless otherwise required by applicable law, all electronic claims for prescription drugs must be submitted to ESI within ninety (90) days after the prescription is filled, unless a longer period is allowed by Sponsor (the “Sponsor’s Timing"), then in such case, in accordance with the Sponsor’s Timing. Provider shall not receive payment for electronic claims submitted after such 90-day period or when applicable, after the Sponsor’s Timing. In the event Provider is instructed by ESI to file a paper claim for any reason, such paper claim shall be submitted in accordance with any instructions received from ESI and the guidance set forth in the Provider Manual.
2.3.cReversals for Failure to Pick-Up. Unless a shorter time period is required by a Sponsor or any law, rule or regulation (and then in accordance with such Sponsor’s requirements or law, rule or regulation), any prescription drug claims, for which prescription drugs were approved for payment by ESI and not picked up by the Member, in whole or in part, must be reversed online within thirteen (13) days of submission of the claim by the Pharmacy.
2.4Collection of Copayments; Member Hold-Harmless; Violation.
2.4.aCopayments. Provider shall collect from Members the lesser of the Usual and Customary Retail Price amount or the applicable Copayment indicated by ESI, or when applicable, the full Copayment when indicated by ESI, through its online processing system or if online processing is unavailable, in accordance with the Provider Manual. Copayments may not be waived or discounted and, unless directed by ESI in writing, Provider shall not collect any greater amount or any other taxes, fees, surcharges or compensation from any Member for any Covered Medications or services provided in connection therewith. In no event will ESI be liable for any Copayment.
2.4.bMember/Sponsor Hold Harmless. Except with respect to Copayments, Provider shall look solely to ESI for payment for Covered Medications and other covered services provided to Members pursuant to this Agreement, as further set forth in the Provider Manual.
2.5Coupons. Provider acknowledges that it is the Member’s or Provider’s responsibility to obtain reimbursement from the responsible party for the amount of any coupon accepted by Provider for a Covered Medication. Provider shall: (a) accurately apply all coupons to a Member’s claim, including the Copayment, if applicable; and (b) not seek additional reimbursement from Sponsor or any other insurer when such reimbursement would result in Provider being paid more than its contracted rate hereunder.
2.6Non-Discrimination. Provider shall not refuse to provide services required under any Prescription Drug Program or attempt to disenroll any Member, as further described in the Provider Manual.
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2.7Compliance with Agreement; Laws; Licenses and Permits. Provider shall, and shall cause its personnel to, be bound by and comply with the provisions of this Agreement and all applicable laws, rules and regulations including, but not limited to, fraud, waste and abuse laws and applicable state boards of pharmacy’s, other applicable governmental bodies’ laws, rules and regulations, and all required federal, state and local licenses, certificates and permits that are necessary to allow the Provider, the Pharmacy and pharmacist (as applicable) to dispense Covered Medications to Members, and any other certificates or qualifications that may be required by ESI from time to time. Provider shall notify ESI in writing immediately: (i) in the event any individual or vendor providing services, supplies, or medications to Provider is or has been excluded from participation in any Federal or state health care program or government contract, or is otherwise subject to any restriction by the Office of the Inspector General or other state or government agency; and (ii) in the event of any suspension, revocation, restriction, limitation or any other disciplinary action taken against or placed on any such license, certificate or permit or any suspension, restriction, limitation or exclusion from participation in any federal or state health care or other government program. In addition, Provider shall (and shall cause its pharmacists to) provide evidence of such good standing, certification and licensure without charge to ESI, a Sponsor or a designee of ESI or Sponsor within five (5) days of written request by ESI.
2.8Compliance with ESI’s Quality Assurance Programs (e.g., UR, QA, etc.), Formularies, Sponsor's Prescription Drug Program Requirements and Provider Manual. Provider shall cooperate with ESI and participate in any and all utilization review, quality assurance programs, procedures, peer review, credentialing/recredentialing processes, audit systems, each Sponsor's Prescription Drug Program requirements and any complaint resolution procedures established by ESI or required by a Sponsor from time to time. Without limiting the generality of the foregoing, Provider shall: (a) cooperate with ESI’s procedures for utilization review and generic substitution, as set forth from time to time in the Provider Manual; (b) comply with ESI’s procedures for calling prescribers to facilitate generic substitution and Formulary compliance, and other programs established by a Sponsor, as set forth from time to time in the Provider Manual; and (c) comply with the Provider Manual.
2.9Hours of Service. Provider shall provide services hereunder according to the hours of service set forth in Provider’s credentialing/recredentialing information and any additional hour requirements established by ESI from time to time.
2.10No Circumvention of Usual and Customary Retail Price. Provider shall provide ESI with prompt written notice of any changes to Provider’s locations set forth in Exhibit B, including, additions and deletions, so that ESI may update its records. Provider shall not undermine Usual and Customary Retail Price or compound pricing in any way, including, but not limited to: (a) owning, operating or affiliating with a non-participating Provider; or (b) separating cash and third-party prescription business. Provider shall not participate in any ESI network if ESI determines in its sole discretion that Provider has taken actions to undermine Usual and Customary Retail Price and/or compound pricing. Additionally, any right ESI has to offset amounts owing to ESI hereunder against amounts owed to Provider or any Pharmacy may, at ESI’s sole discretion, be offset against amounts owed to Provider or any Pharmacy regardless of which location is responsible for the amount owed.
2.11Records. Provider shall, and shall cause its Pharmacies to, for a period of five (5) years following the Agreement year in which Covered Medications were provided to Members, or, if longer in accordance with applicable law, maintain: (i) all medical, business, financial and administrative records, including, all books, contracts, medical records, and patient care documentation; (ii) original prescriptions; (iii) signature logs (or other evidence approved in writing by ESI); (iv) wholesaler, manufacturer and distributor purchase records; (v) prescriber information; (vi) patient profiles; and (vii) such other records and information relating to Covered Medications provided to Members as may be required by ESI from time to time, as further set forth in the Provider Manual.
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2.12Audit.
2.12.aGenerally. Provider agrees that ESI or a third party authorized by ESI may, upon request, inspect, review, audit and reproduce, during Provider’s regular business hours and without charge to ESI, any of Provider’s medical, business, financial, and administrative records, including prescription records, all books, contracts, medical records, and patient care documentation; original prescriptions; signature logs (or other evidence allowed by ESI as set forth in the Provider Manual); wholesaler, manufacturer and distributor purchase records; prescriber information; patient profiles; and such other records and information relating to Covered Medications provided to Members or performance under this Agreement, as may be required by ESI from time to time as further described in the Provider Manual.
2.12.bAudit Appeals. The obligations of the Provider and the procedure and guidelines for appealing audit results shall be as set forth in the Provider Manual.
2.13Disaster Planning. Provider agrees that it shall cooperate and coordinate with ESI in implementing any disaster planning efforts undertaken by ESI to ensure that Members receive continuous care, including continued provision of prescription medications together with Covered Medications to Members, in the event of any Force Majeure (as described in Section 7.6 of this Agreement).
2.14Counterfeit Reporting. Provider agrees that it shall cooperate and coordinate with ESI in implementing any counterfeit identification, investigation, tracking and reporting efforts undertaken by ESI. Provider must notify ESI in writing if it becomes aware that any counterfeit drugs have been provided to Members by Provider. Further, Provider represents and warrants (for itself and on behalf of its Pharmacies) that it (and its Pharmacies) purchases prescription drugs and supplies only from reputable wholesalers and/or manufacturers in accordance with the prevailing industry standards.
2.15Pharmacy Kiosks. Provider agrees to be solely responsible and liable for the maintenance, operation, and dispensing from any Pharmacy Kiosks and hereby represents and warrants that any such Pharmacy Kiosks: (i) comply with all applicable laws, rules and regulations including, but not limited to, the Prescription Drug Marketing Act ("PDMA"); and (ii) are (as applicable) appropriately licensed by the appropriate state board(s) of pharmacy or medical practice act (or, for non-physician health care professionals with the authority to prescribe and dispense prescription medications, such professional's applicable practice act). Provider further acknowledges and agrees that Provider's maintenance and use of and dispenses to Members from Pharmacy Kiosks shall, in all respects, be subject to the terms and conditions of this Agreement including, but not limited to, any exhibits, appendices, Provider Certification, Provider Manual, and any requirements of a Sponsor's Prescription Drug Program. ESI may exercise any rights under this Agreement as it relates to any Pharmacy Kiosk to the same extent ESI would be permitted to do so with respect to Provider and any Pharmacy.
3.PAYMENT FOR COVERED MEDICATIONS; PROVIDER CHARGES; INCORRECT PAYMENTS.
3.1Generally.
3.1.aPayment for Covered Medications. For services performed in accordance with the terms and conditions of this Agreement, ESI shall pay Provider the rates as set forth in the applicable rate sheet(s), attached hereto and incorporated herein by this reference, less the applicable Copayment. Except for Copayments, Provider shall look solely to ESI for payment for Covered Medications and other covered services provided to Members pursuant to this Agreement and not to Sponsor. Approved claims for Covered Medications shall be paid in accordance with federal or state law and the Provider Manual. Additional information or rejected or disputed claims must be submitted or resubmitted, as applicable, by Provider within thirty (30) days of the request for additional information, initial rejection or dispute. ESI may deny payment for any claim not submitted within this time period. Further, ESI may refuse to pay any claim or may reverse payment of any claim that is not submitted in accordance with the terms and conditions of this Agreement.
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3.1.bProvider Charges. Provider (or its Pharmacy(ies), as the case may be) shall be solely responsible for expenses, costs, charges and fees relating to transmitting claims or other online activities or information to ESI or its designee. Further, for every transaction a Provider (or its Pharmacy(ies)) transmits to ESI, ESI shall charge such Provider a service fee of up to an average of [***] per transaction. Such service fee shall be immediately due and owing to ESI and ESI shall have the right to deduct such outstanding transaction fees from any amounts payable to Provider. For purposes of this Agreement, “transaction” shall mean each payable claim for reimbursement to Provider for a current Member for Covered Medications.
3.2Incorrect Payments.
3.2.aGenerally. Any payments made to Provider (or any Pharmacy) in excess of any amount properly determined to be due by ESI may be recovered by ESI from Provider (or any individual Pharmacy). ESI shall notify the Provider (and Pharmacy, if applicable) in writing of such excess payment(s) and shall have the right to either offset the excess payment amount as provided in Section 2.12 (audit) or require immediate reimbursement from Provider. In the event any such excess payment constitutes a material excess payment and upon Provider’s request, ESI shall work with Provider on a reasonable repayment schedule. For the purposes of this agreement, a material excess payment shall be an amount of one hundred thousand dollars ($100,000) or more.
3.2.bRemittance Advices. Provider acknowledges and agrees that it is obligated to review remittance advices received from ESI to verify their accuracy. Provider must notify ESI in writing of any alleged error, miscalculation, or discrepancy (and a detailed basis of such allegation) whether paid, denied, rejected or reversed, within sixty (60) days of the date of each remittance advice if it disputes any information thereon as further described in the Provider Manual. Otherwise, Provider will be deemed to have confirmed the accuracy of the claims processed under such remittance advice and waives any claim it may have for errors, miscalculations or discrepancies if it fails to object within such 30-day period. If Provider does not notify ESI in the manner and time provided herein, then, neither shall ESI have any further responsibility, nor shall Sponsor have any responsibility, with respect to such remittance. Notwithstanding any of the foregoing, in no event shall ESI be responsible for remittance amounts above or beyond the appropriately applied rates, as determined by ESI, that are agreed to by the parties as set forth in the applicable rate sheet.
4.TERM AND TERMINATION.
4.1Term. Unless earlier terminated as provided in Section 4.2 of this Agreement, the term of this Agreement shall begin on the Effective Date and continue for a period of three (3) years (the “Initial Term”). Thereafter, this Agreement shall automatically renew for successive one (1) year terms (each, a “Renewal Term”) unless (i) a party gives at least ninety (90) days prior written notice to the other of such party’s intent not to renew this Agreement or (ii) it is earlier terminated as provided in Section 4.2 (the “Initial Term” and any “Renewal Term” shall collectively be referred to herein as the “Term”).
4.2Termination.
4.2.aWithout Cause. This Agreement may be terminated by ESI without cause upon at least ninety (90) days written notice to Provider (or such longer period as may be required by law), with such termination effective at the end of such notice period.
4.2.bBreach. In the event a party defaults in the performance of any of its obligations under this Agreement (the “Defaulting Party”), the other party (the “Non-Defaulting Party”) may give written notice to the Defaulting Party of such breach. If the Defaulting Party has not cured such breach to the reasonable satisfaction of the Non-Defaulting Party within thirty (30) days after it receives such notice, then the Non-Defaulting Party shall have the right to immediately terminate the Agreement as of the expiration of the 30-day cure period. In addition to ail other rights, ESI shall have the right to: (i) suspend any and all obligations of ESI hereunder and in connection with this Agreement; (ii) impose investigation and handling fees as further described in the Provider Manual; and/or (iii)
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offset against any amounts owed to Provider under this Agreement or under any other agreement between ESI and Provider, which are owing or required to be paid by Provider to ESI. These rights and remedies are in addition to any and all other rights that exist or are available or may exist or be available to ESI pursuant to this Agreement, at law or in equity.
4.2.cImmediate Termination. Notwithstanding the provisions contained in Section 4.2.b, ESI shall have the right to immediately terminate this Agreement upon written notice to Provider in the event that: (i) Provider ceases to be licensed by the appropriate licensing authority; (ii) Provider submits a fraudulent prescription drug claim or any information in support thereof; (iii) Provider is insolvent, goes into receivership or bankruptcy or any other action is taken on behalf of its creditors; (iv) Provider fails to comply with the claims submission and processing requirements as set forth in Section 2.3 or fails to comply with Section 2.4 of this Agreement or any of ESI’s policies and procedures including, but not limited to, the Provider Manual and/or quality assurance and/or utilization review procedures; (v) no longer meets credentialing requirements; (vi) ESI determines that the Provider is dispensing Covered Medications in violation of any applicable law, rule and/or regulation; (vii) Provider is excluded from participating in any federal or state health care program; (viii) Provider fails to maintain insurance as required by Section 6.1 of this Agreement; (ix) Provider has not submitted a claim to ESI for ninety (90) calendar days; (x) Provider (or any Pharmacy) fails to comply with any audit or investigative request, including the provision of information, made by ESI or any Sponsor or their designee, within the time period stated in such request; (xi) a determination is made by ESI that Provider (or any Pharmacy) failed to document purchases of prescriptions drugs sufficient to support its claims for reimbursement to ESI; or (xii) ESI determines that Provider’s continued performance of services poses a risk to the health, welfare or safety of any Member.
4.2.dSponsor Prescription Drug Programs. Provider acknowledges and agrees that Sponsors may not utilize Provider and/or all or any Pharmacies in a network for their respective Prescription Drug Programs. Accordingly, without terminating this entire Agreement, ESI may terminate Provider (or any Pharmacy) from participating in any Sponsor’s Prescription Drug Program in accordance with Sponsor's timing.
4.2.eSpecific Pharmacies. ESI may terminate any Pharmacy’s participation under this Agreement in accordance with Section 4.2 subsections (a) through (d), without terminating Provider or the entire Agreement.
4.2.fNetwork Termination. With respect to Provider’s participation in any network (as evidenced by an executed rate exhibit), Provider’s or any Pharmacy’s participation in a specific network (and therefore, the specific rate sheet) may be terminated by ESI pursuant to and in accordance with Section 4.2 subsections (a) through (d) without terminating the entire Agreement or Provider's or a Pharmacy’s participation in any other network.
4.2.gClosure of Networks. Notwithstanding any notice requirements of Section 4.2, in the event an ESI client ceases to utilize ESI, a client-specific network is terminated or ESI terminates (ceases operation of) an entire network, the notice requirement to Provider will be waived.
4.2.hEffect of Termination.
4.2.h.1In the event of termination of this Agreement or any rate sheet for any reason, in addition to all other rights and remedies ESI may have under this Agreement, at law or in equity, ESI shall have the right to offset from any amounts owing to Provider any amounts which Provider may owe to ESI.
4.2.h.2Upon the expiration or termination of this Agreement or any rate sheet, for any reason or no reason, this Agreement will remain in effect for purposes of those obligations and rights arising prior to the effective date of such expiration or termination. In addition, upon expiration or termination of this Agreement or any rate sheet for any reason or no reason
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(with the exception of Immediate Termination pursuant to Section 4.2.c), and upon ESI's request, Provider shall (i) continue to provide Covered Medications to Members during the longer of a one hundred and twenty (120) day period following the date of such termination or expiration or such other period as may be required by federal or state laws, regulations, standards or requirements applicable to a Sponsor (the "Continuation Period"), and, if further requested by ESI, Provider shall (ii) continue to assist in the transition of Members to another provider, (iii) continue to comply with and abide by all the terms and conditions of this Agreement including any applicable rate sheet, and (iv) sign any extensions to this Agreement necessary in order to allow ESI, Sponsor, and/or Provider to comply with all applicable laws, rules and regulations. During the Continuation Period, Provider will be compensated in accordance with the current Agreement, including any applicable rate sheet that existed just prior to expiration or termination of this Agreement or the applicable rate sheet and shall accept such compensation as payment in full.
4.2.iNotice. In the event of termination of this Agreement or any rate sheet for any reason, ESI may notify Sponsors and their Members regarding such termination.
5.CONFIDENTIALITY.
5.1Generally. Provider acknowledges and agrees that in the performance of services hereunder, Provider will comply with the Confidentiality provisions set forth in the Provider Manual and as set forth in this Agreement.
5.2Exceptions. The term “Confidential Information” shall not include: (a) information which is public or becomes public through no fault of the party having the obligation to keep such information confidential (the “Receiving Party”); (b) information which the Receiving Party has knowledge of prior to receipt hereunder, other than under an obligation of confidentiality, as evidenced in writing and dated prior to the Effective Date of this Agreement; and (c) information which is received by the Receiving Party from a third person not under an obligation of confidentiality.
5.3HIPAA. ESI shall and Provider shall comply with all federal and state laws, rules, and regulations regarding the confidentiality of patient information, including, but not limited to, compliance with the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”), and the Health Information Technology for Economic and Clinical Health Act, as amended ("HITECH Act"), including all applicable rules, regulations, and official guidance promulgated in connection with HIPAA and the HITECH Act, by the U.S. Department of Health and Human Services or otherwise.
5.4Remedies. Provider acknowledges and agrees that any breach of Section 5 of this Agreement would cause ESI immediate and irreparable injury or loss that cannot be fully remedied by monetary damages. Accordingly, if Provider fails to abide by the terms and conditions set forth in Section 5 of this Agreement, ESI shall be entitled to specific performance, including immediate issuance of a temporary restraining order or preliminary injunction enforcing the terms of this Agreement, and to judgment for damages (including reasonable attorneys’ fees and costs) caused by the breach, and to all other legal and equitable remedies available to ESI.
6.LIABILITY INSURANCE; INDEMNIFICATION AND LIABILITY.
6.1Liability Insurance. Provider shall obtain and maintain, and shall cause the Pharmacies to obtain and maintain, in full force and effect and throughout the Term of this Agreement, such policies of general liability, professional liability and other insurance of the types and amounts as are reasonably and customarily carried by pharmacies with respect to their operations, as further set forth in the Provider Certification and the Provider Manual. Upon ESI’s request, Provider shall provide ESI with evidence of such insurance coverage satisfactory to ESI. If the insurance purchased to satisfy the requirements of this Section 6.1 is “claims made”, then Provider shall purchase an extended period of indemnity (“tail” coverage) so that ESI is protected from any and all claims brought against ESI for a period of not less than three (3) years subsequent to the date of termination of this Agreement.
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6.2Indemnification. Each party shall hold harmless, and indemnify the other party, including without limitation, its officers, directors, employees, and agents (“Indemnified Parties”), from and against loss, arising from any negligent acts or negligent omissions, willful or wrongful misconduct, knowing misrepresentation or breach of this Agreement by such party, its agents, officers, directors or employees as it relates to its activities performed under this Agreement; except to the extent such toss arises as a result of the Indemnified Party’s reckless or negligent acts or breach of this Agreement. The party seeking indemnification shall promptly notify the indemnifying party in writing within two (2) business days upon learning of any loss for which indemnification may be sought hereunder, and shall tender the defense related thereto, to the indemnifying party and afford the indemnifying party with a reasonable opportunity to comment on such defense. Notwithstanding anything to the contrary herein, no party shall be obligated to indemnify the other party with respect to any loss settled without the indemnifying party’s written consent.
7.MISCELLANEOUS PROVISIONS.
7.1Contacting Sponsors, Members or Media. Provider hereby agrees (and shall cause its affiliates, employees, independent contractors, shareholders, members, officers, directors and agents to agree) that it shall not, directly or indirectly, verbally or in writing: (i) engage in any contact or outreach to any Sponsor and/or Sponsor’s Member; (ii) make any public statements, including, but not limited to, statements to the media, press releases, postings to any social media site, publishing information on the internet, or otherwise disseminating information regarding this Agreement, ESI, ESI’s Sponsors, or ESI’s services without the prior consent of ESI; or (iii) take any action which is intended to or would be expected to harm ESI or ESI’s reputation, or which could reasonably be expected to lead to unwanted or unfavorable publicity relating to ESI or ESI’s services. Notwithstanding the foregoing, Provider may contact Sponsor’s Members for the sole purpose of carrying out generally accepted pharmacy practice (e.g., informing a Sponsor’s Member that a prescription is ready for pick up). Further, Provider acknowledges and agrees that any breach of this Section 7.1 by Provider (or any affiliate, employee, independent contractor, shareholder, member, officer, director or agent) would cause ESI immediate and irreparable injury or loss that cannot be fully remedied by monetary damages. Accordingly, in the event of a breach of this Section 7.1 by Provider (or any affiliate, employee, independent contractor, shareholder, member, officer, director or agent), ESI shall be entitled to specific performance, including immediate issuance of a temporary restraining order or preliminary injunction enforcing the terms of this Agreement, and to judgment for damages (including reasonable attorneys’ fees and costs) caused by the breach, and to all other legal and equitable remedies available to ESI. This Section 7.1 shall survive termination or expiration of the Agreement for any reason.
7.2Notice. Except as otherwise provided in this Agreement, any notice required to be given pursuant to the terms and conditions of this Agreement shall be in writing and: (a) delivered in person, evidenced by a signed receipt; (b) deposited in the United States mail, certified or registered, return receipt requested (or other similar method of delivery with a nationally recognized carrier (e.g., FedEx, UPS)); (c) delivered by facsimile, evidenced by a transmission receipt; or (d) delivered by email transmission to the email address listed below, as evidenced by a copy of the successful email transmission displaying such email address, to ESI or the Provider at the address set forth below or (e) to the last address or fax number or email address subsequently reported in writing to the respective party:

If to ESI:	The street address and/or email address as set forth in the Notices section of the Provider Manual.

If to Provider:	6665 Millcreek Dr. Unit 1
Mississauga, ON
LSN 5M4
Attention: Legal Department
Email: jgalati@medavail.com

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Notice will be deemed received on (f) the date of delivery if the notice is personally delivered, sent via certified or registered mail, return receipt requested (or other similar method of delivery with a nationally recognized carrier), sent via facsimile or email transmission, or (g) the third business day after the date of mailing of the notice is mailed by United States mail. Notwithstanding the foregoing, ESI may give notice to Provider (or any Pharmacy) via its online claims system or in any remittance advice.
7.3Entire Agreement. This Agreement, including any applicable rate sheets, exhibits, amendments, appendices, Provider Certification, the Express Scripts, Inc. State of Washington Pharmacy Provider Agreement for Washington State Sponsors (if applicable), addenda (including the Medicare Part D Addendum), Provider Manual, and any requirements of a Sponsor’s Prescription Drug Program communicated to Provider constitutes the entire agreement of the parties with respect to the subject matter herein and, upon execution by the parties, supersedes all prior oral or written agreements between the parties with respect to the subject matter hereof. With the exceptions of federal, state and/or Sponsor-specific requirements as set forth in the appendices of the Provider Manual, in the event of any conflict between the terms and conditions of this Agreement and the Provider Manual, the terms of this Agreement shall prevail. Notwithstanding the foregoing sentence, solely with respect to services rendered in the state of New York under this Agreement to any Member of any Prescription Drug Program offered by a Sponsor that is certified as a managed care organization under Article 44 of the New York State Public Health Law, in the event of any conflict between the terms and conditions of this Agreement and the Provider Manual, the terms of this Agreement shall prevail.
7.4Amendment. Unless prohibited or modified by existing law, ESI may amend any term, part or provision of this Agreement, including without limitation, any exhibits, requirements for participation, schedules, amendments, or addenda (including an amendment required due to a change in law, rule or regulation), by giving written notice to Provider at least ten (10) calendar days prior to the Effective Date of the amendment ("Notice Period"). Provider shall be deemed to have accepted such amendment in the event it fails to provide written notice of its objection to ESI prior to the expiration of the Notice Period. If Provider continues to submit claims after the effective date of any proposed amendment, then such amendment will be deemed approved and accepted by Provider as if Provider had given its express written consent thereto, and such amendment shall automatically become a part of this Agreement. In the event Provider rejects such amendment in accordance herewith, then Provider may terminate this Agreement by giving written notice of such election to ESI on or before the expiration of the Notice Period, and such termination shall be effective ninety (90) days from the expiration of the Notice Period. In the event Provider rejects such amendment but does not terminate this Agreement on or before the expiration of the Notice Period, then the amendment will be deemed approved and accepted by Provider as if Provider had given its express written consent thereto, and such amendment shall automatically become a part of this Agreement and take effect as of the expiration of the Notice Period. Solely with respect to changes that affect Provider compensation, in the event Provider rejects the proposed amendment, then Provider and ESI agree to negotiate up to thirty (30) days in good faith a mutually agreeable resolution (“Good Faith Negotiations”). In the event parties cannot come to a mutually agreeable resolution, then ESI reserves the right to proceed with implementation of the amendment upon expiration of the Good Faith Negotiations period, or Provider may terminate this Agreement in accordance with this Section 7.4. Notwithstanding the foregoing, and only to the extent a signature is required or requested by ESI, the parties acknowledge and agree that any contract document, including, but not limited to, rate exhibits, schedules, letters of agreement, etc., proposed by ESI and executed by Provider hereafter shall automatically become incorporated into this Agreement without the necessity of a formal amendment.
7.5Assignment. No part of this Agreement may be assigned by Provider without ESI's prior written consent. Provider acknowledges and agrees that ESI, without consent of Provider, may assign all or any part of this Agreement and/or ESI's rights, privileges or duties under this Agreement.
7.6Force Majeure. Any party’s delay in, or failure of, performance under this Agreement shall be excused where such delay or failure is the result of causes that are beyond the reasonable control of the affected party, including acts of God (e.g., nature, fire, flood, etc.), terrorism, war, civil disturbance, court order, governmental intervention, epidemic, pandemic, failures or fluctuations in electrical power, heat, light, air conditioning, computer, software, communications, transmission or mechanical failure, work stoppage, delays or failure to
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act, or other catastrophe beyond a party’s reasonable control. In such an event, the parties will use commercially reasonable efforts to resume performance as soon as reasonably possible under the circumstances giving rise to the party’s failure to perform. Both ESI and Provider will use joint communication and resources to assist the other party in the event of a Force Majeure.
7.7Headings. The article and section headings contained in this Agreement are for convenience only and will in no manner be construed as part of this Agreement.
7.8Governing Law. This Agreement shall be construed and governed in all respects according to the internal laws in the State of Missouri, without regard to conflict of law principles. Notwithstanding the foregoing sentence, solely with respect to services rendered in the state of New York under this Agreement to any Member of any Prescription Drug Program offered by a Sponsor that is certified as a managed care organization under Article 44 of the New York State Public Health Law, this Agreement shall be construed and governed in all respects according to the internal laws in the State of New York, without regard to conflict of law principles.
7.9Waiver. No waiver of a breach of any covenant or condition shall be construed to be a waiver of any subsequent breach. No act, delay, or omission done, suffered, or permitted by the parties shall be deemed to exhaust or impair any right, remedy, or power of the parties hereunder.
7.10Severability. Should any provision of this Agreement be held or ruled unenforceable or ineffective under the law, such a ruling will in no way affect the validity or enforceability of any other clause or provision contained herein.
7.11Non-Competition. Provider agrees during the Term of this Agreement and for a period of one (1) year thereafter it will not use any of the information it obtains pursuant to this Agreement or as a result of providing services hereunder, to its benefit or for the benefit of any of its affiliates or Pharmacies, including to solicit any of the Sponsors for which Provider provided services to Members of such Sponsors during the Term of this Agreement.
7.12Dispute Resolution. Except as provided herein, prior to either party pursuing any litigation in connection with this Agreement, both parties agree to meet in good faith to resolve any claim or controversy (“Claim”), whether under federal or state statutory or common law, brought by either ESI or the Provider against the other, or against the employee, members, agents or assigns of the other, arising from or relating in any way to the interpretation or performance of this Agreement. The aggrieved party shall notify the other party of its Claim providing sufficient detail to permit the other party to respond. The parties agree to meet and confer in good faith to resolve any Claims that may arise under this Agreement for a period of not less than thirty (30) days. In the event the parties cannot resolve any Claims pursuant to Good Faith Discussions and the minimum 30-day period has been met, then the aggrieved party may end discussions with the other party by providing written notice to the other party of its intent to cease discussions. Thereafter, the parties may proceed to litigation. Good Faith Discussion and the 30-day notice period do not apply to Claims by either party solely seeking immediate injunctive relief. The prevailing party on any Claim(s) seeking injunctive relief relating to the term or termination of this Agreement shall be entitled to its reasonable attorneys’ fees and costs. All litigation between the parties arising out of or related in any way to the interpretation or performance of the Agreement shall be litigated in the U.S. District Court for the Eastern District of Missouri, or, as to those lawsuits to which the Federal Court lacks jurisdiction, before a court located in St. Louis County, Missouri. The parties agree that Claims shall not be consolidated or coordinated in any action with the Claim of any other individual or entity. No Claim or other dispute may be litigated on a coordinated, class, mass, or consolidated basis. No Claim may be brought as a private attorney general.
7.13Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and together will constitute one and the same Agreement. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.
7.14Incorporation of Recitals. The recitals are hereby incorporated into and made a part of this Agreement.
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7.15Survival. Notwithstanding anything herein to the contrary, all provisions intended to survive the expiration or termination of this Agreement, including the Provider Manual, shall survive such expiration or termination for any reason.
7.16Incorporation of NY Standard Clauses. As required by the New York State Department of Health, solely with respect to services rendered in the state of New York under this Agreement to any Member of any Prescription Drug Program offered by a Sponsor that is certified as a managed care organization under Article 44 of the New York Public Health Law, the New York State Department of Health Standard Clauses for Managed Care Provider/IPA Contracts ("NY Standard Clauses"), as set forth in Appendix 1, shall be and are expressly incorporated and adopted herein by reference. Solely with respect to the same services, to the extent of any inconsistency between the NY Standard Clauses and other provisions of this Agreement, the provision of the NY Standard Clauses shall control, except to the extent applicable law requires otherwise and/or to the extent a provision of this Agreement exceeds the minimum requirements of the NY Standard Clauses.
7.17Authority to Enter into Agreement; Legal Agreement. Each party represents and warrants to the other that: (a) it has all requisite corporate power and authority to enter into this Agreement and perform all obligations required to be performed by such party under this Agreement; (b) neither its execution and delivery of this Agreement nor the performance of its obligations by such party under this Agreement will conflict with, or result in a breach of any covenant or agreement between it and any third party; and (c) this Agreement together with its Exhibits (as applicable) represents its legal, valid and binding obligation.
7.18Authority to Sign. By signing this Agreement, the individual represents and warrants that such individual has the authority to so bind the entity for which it is signing this Agreement.
[SIGNATURE PAGE FOLLOWS]
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IN WITNESS WHEREOF, the parties have executed and entered into this Agreement as of the date set forth below.

ACCEPTED:

MedAvail Pharmacy INC. dba APM Pharmacy	EXPRESS SCRIPTS, INC.

Signature: /s/ Ed Kilroy	Signature: /s/ Wendy L. Barnes

Printed Name: Ed Kilroy	Wendy L. Barnes, Vice President and General Manager

Title: CEO	Retail Network Management

Date: 9/11/2017	Date:

Chain Code or NCPDP: 0361725

Contract No.: NCM367884

DIVERSIFIED IPA (NY), INC.

Signature: /s/ Wendy L. Barnes

Wendy L. Barnes, Vice President and General Manager

Retail Network Management

Date:

Please Fax Entire Document to: 877.387.5800
FOIA NOTICE: This document contains Express Scripts, Inc. proprietary information and/or data. Recipient, by accepting this document, agrees that it will not duplicate, use, or disclose-in whole or in part-this document, or the information contained therein, or any part thereof to others for any other purpose except as specifically authorized in writing by Express Scripts, Inc. EXEMPT FROM PUBLIC DISCLOSURE: Information contained herein is confidential information of Express Scripts, Inc. and is exempt from public disclosure under 5 U.S.C. §552(b). Do not disclose outside of the recipient organization of the United States Government.
NO ALTERATIONS TO THIS DOCUMENT SHALL BE BINDING UNLESS INITIALED BY DULY AUTHORIZED REPRESENTATIVES OF PROVIDER AND ESI.
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Notice: certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.	1 of 5
EXHIBIT A – ES1000K
As of the Rate Effective Date (as defined in Section 1), the terms for reimbursement for the network product(s) set forth in this Exhibit A – ES1000K (the “Exhibit”) shall be the terms for reimbursement then in effect between Express Scripts, Inc. (“ESI”) and Provider for the network configurations described herein.
1.Definitions.
1.1“ESI MAC” means the maximum allowable cost for such drugs as determined by ESI. The items and their prices will be updated by ESI from time to time at its sole discretion.
1.2“Rate Effective Date” means the last date upon which ESI accepts and processes this Exhibit.
2.Provider Reimbursement for Covered Medications.
2.1For Covered Medications dispensed to Members under this Exhibit, Provider shall receive reimbursement equal to the lowest of the following (subject to the overall annual Average Discounts and Dispense Fees set forth in Section 2.4 as further described below):
(a)the Provider's Usual and Customary Retail Price;
(b)the applicable AWP discount plus applicable dispensing fee as set forth in Section 2.4
(or per the applicable Supplemental Schedule);
(c)the Provider's submitted ingredient cost plus applicable dispensing fee;
(d)ESI MAC (if applicable) plus applicable dispensing fee; or
(e)state fee schedule (if applicable).
2.2The parties acknowledge and agree that more than one AWP discount and/or dispense fee may be in effect and applied from time to time to claims submitted by Provider under the terms of this Exhibit. The annual effective Average Discount and Dispense Fee guarantees specified below in Section 2.4 are not Sponsor-specific claims adjudication rates. Rather, claims shall be adjudicated by ESI based on the applicable Supplemental Schedule referenced below in Section 2.3, provided, ESI shall be obligated to manage to the overall annual effective rate guarantees as referenced below in Section 2.4 on an aggregate basis for its applicable book of business. The overall Average Discount and Dispense Fee for any given Year shall ultimately be the AWP discount and dispense fee set forth in the Contract Rates table for the applicable Schedule as set forth below in Section 2.4. The overall Average Discounts and Dispense Fees set forth in Section 2.4 of this Exhibit (with the exception of Schedule MEDD) (the "Commercial Aggregate") plus the overall average Transaction Fee set forth in the Agreement, as applicable, for claims submitted under the terms of all commercial (non-Medicare) rate sheets under the Agreement shall be calculated in aggregate based on ESI's entire applicable book of business. As applicable, the Schedule MEDD overall Average Discount and Dispense Fee set forth in Section 2.4 of this Exhibit shall be calculated in aggregate for ESI’s entire applicable book of business (the “Med D Aggregate”). The Commercial Aggregate and the Med D Aggregate, as applicable, shall not themselves be aggregated; and the Commercial Aggregate and the Med D Aggregate, as applicable, shall not be aggregated at a Sponsor-specific level.
2.3ESI shall establish and maintain specific reimbursement rate schedules (each, a “Supplemental Schedule”, and collectively, the “Supplemental Schedules”), which shall not require Provider signature for each particular Supplemental Schedule, and shall constitute the applicable AWP Discounts and Dispense Fees applied to the adjudicated prescription drug claims related to a particular Sponsor, or group of Sponsors and which Sponsor(s) may or may not be individually listed on a Supplemental Schedule. Each Supplemental Schedule is incorporated herein by reference. The form of the Supplemental Schedule template to be used generally by ESI is set forth on Supplement A, attached hereto and incorporated herein by this reference.
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2.4Contract Rates tables:
2.4.aSchedule A Contract Rates: Any non-Medicare network configuration(s).

	BRANDS	GENERICS – A	GENERICS – B
	Up to an Average Discount Single-Source & Multi-Source(3.1) Brands not paid on ESI MAC + Not less than an Average Dispensing Fee:	Up to an Average Discount Generic Drugs not paid on ESI MAC + Not less than an Average Dispensing Fee:	Generic Drugs and Multi-Source Brands paid on ESI MAC + Not less than an Average Dispensing Fee:
30 Day (3.3)	AWP – [__________]	AWP – [__________]	ESI MAC + [____]
90 Day (3.3)	AWP - [__________]	AWP - [__________]	ESI MAC + [____]
2.4.bSchedule MEDD Contract Rates: ESI’s broadest, open access Medicare Part D network of providers. For clarification, regarding the applicability of the Schedule MEDD Contract Rates, ESI’s Medicare Part D network of providers may be offered to one or more of a Sponsor's benefit plans, including, but not limited to, MA-PD and MA-PDP plans, Medicare-Medicaid Program ("MMP") plans, and/or other qualified plans, consistent with applicable law.

	BRANDS	GENERICS – A	GENERICS – B
	Up to an Average Discount Single-Source & Multi-Source(3.1) Brands not paid on ESI MAC + Not less than an Average Dispensing Fee:	Up to an Average Discount Generic Drugs not paid on ESI MAC + Not less than an Average Dispensing Fee:	Generic Drugs and Multi-Source Brands paid on ESI MAC + Not less than an Average Dispensing Fee:
30 Day	AWP – [__________]	AWP – [__________]	ESI MAC + [____]
90 Day	AWP - [__________]	AWP - [__________]	ESI MAC + [____]
3.Notes.
3.1Multi-Source pricing depends on the DAW Code utilized and design of the specific Prescription Drug Program.
3.2All payments shall be net of the applicable Copayment.
3.3If Sponsor chooses a benefit design that covers extended days supply (“EDS”), then generally, unless otherwise directed by Sponsor, for non-Medicare Part D claims, as applicable, 30-day rate covers 1-83 days and 90-day rate covers 84-90+ days; and for Medicare Part D claims, as applicable, 30-day rate covers 1-34 days and EDS covers 35+ days.
3.4Both parties acknowledge and agree that (i) Provider’s participation in one or more Schedule(s) or Sponsor network configuration(s), shall be as determined by Sponsor or ESI; (ii) Provider’s reimbursement rates set forth herein may be applied to network configurations in order to meet network access requirements and/or to meet the needs of a specific Sponsor or population, as determined by ESI at its sole discretion; and (iii) nothing in this Exhibit shall guarantee Provider’s participation in a particular Schedule or network configuration. Further, unless otherwise specified, any network configuration under Section 2.4 may be utilized as an exclusive or preferred network configuration. Preferred network configurations will require that a Sponsor electing a preferred option implement a plan design that imposes a Copayment differential between preferred and non-preferred providers.
3.5Provider acknowledges and agrees that it shall not submit claims to any other processor or administrator when documentation confirms the Member's positive eligibility with ESI or an organization contracted with ESI.
3.6Provider acknowledges and agrees that Provider shall provide services hereunder in accordance with any and all applicable state rules, regulations and guidance, including the terms and conditions contained in the Appendix A - State Legal Requirements and Medicaid sections of the Provider Manual, as applicable.
4.Term and Termination.
4.1This Exhibit and the rates contained herein are subject to the terms and conditions of the Agreement.
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4.2This Exhibit shall automatically terminate upon the termination of the Agreement.
5.Transaction Charges. Provider or Pharmacy is solely responsible for all transaction charges for claims transmitted to ESI that go through any mutually agreeable electronic switch.
[SUPPLEMENTAL SCHEDULE FOLLOWS]
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SCHEDULE xxx
FORM OF SUPPLEMENTAL SCHEDULE TEMPLATE
Notwithstanding anything to the contrary in the Agreement or the applicable Exhibit A, the term of this Schedule shall commence on the Schedule Effective Date (as defined in Section 3) and continue thereafter, subject to change per the Agreement.
1.Pharmacy Reimbursement Rates For Covered Medications. For Covered Medications dispensed to Members, Provider shall receive reimbursement equal to the lowest of the following, at the rates in the Contract Rates table below:
(1)For Single-Source and Multi-Source Brands and Generic Drugs without an ESI MAC:
(a)the Provider's Usual and Customary Retail Price;
(b)not less than the applicable AWP discount plus dispensing fee;
(c)the Provider's submitted ingredient cost plus dispensing fee; or
(d)the state fee schedule (if applicable).
(2)For Generic Drugs and Multi-Source Brands with an ESI MAC:
(a)the Provider's Usual and Customary Retail Price;
(b)not less than the applicable AWP discount plus dispensing fee
(as listed under the "BRANDS” column or the "GENERICS - A” column);
(c)an ESI MAC plus dispensing fee;
(d)the Provider's submitted ingredient cost plus dispensing fee; or
(e)the state fee schedule (if applicable).

	BRANDS	GENERICS - A	GENERICS - B
	Single-Source & Multi-Source(2.1) Brands not paid on ESI MAC(2.2)	Generic Drugs not paid on ESI MAC	Generic Drugs and Multi-Source Brands paid on ESI MAC
30 Day	AWP - % + $	AWP - % + $	ESI MAC + $
90 Day	AWP- % + $	AWP - % + $	ESI MAC + $
2.Notes.
2.1Multi-Source pricing depends on the DAW Code utilized and design of the specific Prescription Drug Program.
2.2“ESI MAC" means the maximum allowable cost for such drugs as determined by ESI. The items and their prices will be updated by ESI from time to time at its sole discretion.
2.3All payments shall be net of the applicable Copayment.
3.Schedule Effective Date. The reimbursement rates set forth herein shall become effective (INSERT DATE] (the "Schedule Effective Date").
AS REASONABLY MODIFIED FROM TIME-TO-TIME BY ESI TO REFLECT SPECIFIC RATES
[END OF SCHEDULE xxx]
[SIGNATURE PAGE FOLLOWS]
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[SIGNATURE PAGE TO EXHIBIT A - ES1000K]

Chain Code(s):

Pharmacy Name: MEDAVAIL PHARMACY, INC. d/b/a APM PHARMACY

This section is to be completed by a duly authorized representative:

Signature: /s/ Ed Kilroy

Printed Name: Ed Kilroy

Date: 9/11/2017
Please Fax Entire Document to: 877.387.5800
FOIA NOTICE: This document contains Express Scripts, Inc. proprietary information and/or data. Recipient, by accepting this document, agrees that it will not duplicate, use, or disclose-in whole or in part-this document, or the information contained therein, or any part thereof to others for any other purpose except as specifically authorized in writing by Express Scripts, Inc. EXEMPT FROM PUBLIC DISCLOSURE: Information contained herein is confidential information of Express Scripts. Inc. and is exempt from public disclosure under 5 U.S.C. §552(b). Do not disclose outside of the recipient organization of the United States Government.
NO ALTERATIONS TO THIS DOCUMENT SHALL BE BINDING UNLESS INITIALED BY DULY AUTHORIZED REPRESENTATIVES OF PROVIDER AND ESI.
THIS DOCUMENT CONTAINS CONFIDENTIAL INFORMATION PROTECTED FROM PUBLIC DISCLOSURE UNDER 5 U.S.C. § 552 (b).
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